                             EMPIRE GLOBAL CORP.

                            PRO-FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS

                     NINE MONTHS ENDED SEPTEMBER 30, 2005

                                  UNAUDITED







                                  CONTENTS

Pro-Forma Consolidated Balance Sheet                                      2 - 3

Pro-Forma Consolidated Statement of Stockholders' Equity                      4

Pro-Forma Consolidated Statement of Operations                            5 - 6

Notes to Pro-Forma Consolidated Financial Statements                      7 - 8

EMPIRE GLOBAL CORP.
Pro-Forma Consolidated Balance Sheet
September 30, 2005
(Stated in United States Dollars)
Unaudited

                          Historical
		    -----------------------
                            501       Empire                       Empire
                         Canada       Global                 Global Corp.
                           Inc.        Corp.                    Pro-Forma
                      Sept. 30,    Sept. 30,      Pro-Forma     Sept. 30,
                           2005         2005    Adjustments          2005
                    -----------------------------------------------------

      ASSETS
      ------
Current
   Cash             $    11,552  $      -      $       -     $     11,552
   Short term
    investments          58,010         -              -           58,010
   Prepaid and
    sundry assets       239,937         -              -          239,937
                    -----------------------------------------------------
Total Current Assets    309,499         -              -          309,499
                    -----------------------------------------------------

Revenue Producing
 Real Estate          6,765,334         -              -        6,765,334
Equipment                21,889         -              -           21,889
Deferred Financing
 Charges                 90,587         -              -           90,587
Advances to related
 Companies              230,062         -              -          230,062
Notes Receivable           -       3,000,000           -        3,000,000
Interest
 Receivable                -          45,000           -           45,000
                    -----------------------------------------------------
Total Long Term
   Assets             7,107,872    3,045,000           -        7,107,872

Total Assets        $ 7,417,371  $ 3,045,000  $        -      $10,462,371
                    =====================================================




                (The accompanying notes are an integral part of
                    these pro-forma consolidated statements)

EMPIRE GLOBAL CORP.
Pro-Forma Consolidated Balance Sheet (CONTINUED)
September 30, 2005
(Stated in United States Dollars)
Unaudited

                          Historical
		    -----------------------
                            501       Empire                       Empire
                         Canada       Global                 Global Corp.
                           Inc.        Corp.                    Pro-Forma
                      Sept. 30,    Sept. 30,      Pro-Forma     Sept. 30,
                           2005         2005    Adjustments          2005
                    -----------------------------------------------------

   LIABILITIES
   -----------
Current
   Bank
    indebtedness    $    86,989  $      -     $        -     $     86,989
   Accounts payable
    & Accrued
    Liabilities         376,101       18,458           -          394,559
   Current portion
    of mortgage
    payable              53,374         -              -           53,374
   Advances from
    shareholder         514,970         -              -          514,970
   Income taxes
    payable               5,165      409,947           -          415,112
                    -----------------------------------------------------
Total Current
 Liabilities            929,851      428,405           -        1,358,256
		    -----------------------------------------------------

Mortgages Payable     7,223,831         -              -        7,223,831
Future Income Taxes       6,147         -              -            6,147
		    -----------------------------------------------------
Total Long Term Debt  7,229,978         -              -        7,229,978
		    -----------------------------------------------------

Total Liabilities     8,266,577      428,405           -        8,694,982
		    -----------------------------------------------------

  STOCKHOLDERS'
     EQUITY
  -------------
Capital Stock                67          823      2,615,772     2,616,662
Paid in Capital            -         835,449      (835,449)          -
Accumulated Other
 Comprehensive
 Income (Loss)         (71,785)      143,177      (143,177)      (71,785)
Accumulated Deficit   (777,488)    1,637,146    (1,637,146)     (777,488)
		    -----------------------------------------------------

Total Stockholders'
Deficit               (849,206)    2,616,595          -         1,767,389
		    -----------------------------------------------------

Total Liablities
and Stockholder's
Deficit             $ 7,417,371  $ 3,045,000  $       -      $ 10,462,371
		    =====================================================



                (The accompanying notes are an integral part of
                    these pro-forma consolidated statements)

EMPIRE GLOBAL CORP.
Pro-Forma Consolidated Statement of Stockholders' Equity
Nine Months Ended September 30, 2005
(Stated in United States Dollars)
Unaudited






                             Historical
		    ----------------------------
                              501         Empire                         Empire
                           Canada         Global                   Global Corp.
                             Inc.          Corp.                      Pro-Forma
                        Sept. 30,      Sept. 30,      Pro-Forma       Sept. 30,
                             2005           2005    Adjustments            2005
                    -----------------------------------------------------------

Accumulated Deficit
 - beginning of
   period           $ (220,837)  $   (175,583)  $     175,583  $      (220,837)

 Net Loss             (556,651)      1,812,729    (1,812,729)         (556,651)
                    -----------------------------------------------------------

Accumulated Deficit
   - end of period  $ (777,488)  $   1,637,146  $ (1,637,146)  $      (777,488)
                    ===========================================================



                (The accompanying notes are an integral part of
                    these pro-forma consolidated statements)

EMPIRE GLOBAL CORP.
Pro-Forma Consolidated Statement of Operations
Nine Months Ended September 30, 2005
(Stated in United States Dollars)
Unaudited






                             Historical
		    ----------------------------
                              501         Empire                         Empire
                           Canada         Global                   Global Corp.
                             Inc.          Corp.                      Pro-Forma
                        Sept. 30,      Sept. 30,      Pro-Forma       Sept. 30,
                             2005           2005    Adjustments            2005
                    -----------------------------------------------------------

Revenues
   Rent             $     466,032  $        -     $        -     $      466,032
   Other Income                41           -              -                 41
                    -----------------------------------------------------------
                          466,073           -              -            466,073
                    -----------------------------------------------------------

Expenses
   Mortgage Interest      296,562           -              -            296,562
   Utilities              170,587           -              -            170,587
   Property Taxes         138,427           -              -            138,427
   Professional
    Fees                   49,922         54,140           -            104,062
   Commissions            102,084           -              -            102,084
   Repairs and
    Maintenance            96,483           -              -             96,483
   Insurance               35,892           -              -             35,892
   Office and
    General                 5,305         30,401           -             35,706
   Advertising &
    Promotion                -            47,162           -             47,162
   Bad Debts                 -            22,545           -             22,545
   Vehicle                 16,114           -              -             16,114
   Rental                    -             8,646           -              8,646
   Bank Charges and
    Interest                7,221           -              -              7,221
   Salaries and
    Wages                   2,448           -              -              2,448
   Foreign Exchange
    Gain                     -           (6,006)           -            (6,006)
   Amortization            99,956           -              -             99,956
                    -----------------------------------------------------------

Total Expenses      $   1,021,001  $     156,888  $        -     $    1,177,889











                (The accompanying notes are an integral part of
                    these pro-forma consolidated statements)

EMPIRE GLOBAL CORP.
Pro-Forma Consolidated Statement of Operations (CONTINUED)
Nine Months Ended September 30, 2005
(Stated in United States Dollars)
Unaudited





                             Historical
		    ----------------------------
                              501         Empire                         Empire
                           Canada         Global                   Global Corp.
                             Inc.          Corp.                      Pro-Forma
                        Sept. 30,      Sept. 30,      Pro-Forma       Sept. 30,
                             2005           2005    Adjustments            2005
                    -----------------------------------------------------------

Income (Loss)
 Before Taxes       $   (554,928)  $   (156,888)  $        -     $    (711,816)

   Current Income
    Taxes                   1,719           -              -              1,719
   Future Income
    Taxes                    -              -              -               -
                    -----------------------------------------------------------
                        (556,647)      (156,888)           -          (710,097)
                    -----------------------------------------------------------
Other
   Interest                  -            45,000           -             45,000
   Loan Forgiveness          -            11,800           -             11,800
                    -----------------------------------------------------------
                             -            56,800           -             56,800
                    -----------------------------------------------------------
Income (Loss) Before
 Discontinued
 Operations             (556,647)      (100,088)           -          (653,297)
   Gain from
    discontinued
    operations net
    of taxes                 -         1,912,817           -          1,912,817
                    -----------------------------------------------------------

Net Income (Loss)       (556,647)      1,812,729           -          1,259,520

   Foreign Currency
    Adjustment                (4)       (28,317)           -           (28,317)
                    -----------------------------------------------------------


Comprehensive
   Income (Loss)        (556,651)      1,784,412           -          1,231,203
                    ===========================================================

Loss per Share -
   Basic and fully
   Diluted                                  -                              -
                    ===========================================================

Weighted Average
   Number of Shares
   - Basic and
   Fully Diluted                      39,692,000
                    ===========================================================



                (The accompanying notes are an integral part of
                    these pro-forma consolidated statements)

EMPIRE GLOBAL CORP.
Notes to Pro-Forma Consolidated Financial Statements
September 30, 2005
(Stated in United States Dollars)
Unaudited

1.  Basis of Presentation

    A) These unaudited pro forma consolidated financial statements present the pro forma financial position and results of operations of the Company based upon historical financial information after giving effect to the transaction and adjustments as follows:

        1) On October 27, 2005 Empire Global, Corp. ("Empire") entered into a merger agreement whereby Empire, through its wholly owned subsidiary, Empire Global Acquisition Corp ("EGAC"), acquired 100% of 501 Canada Inc. ("501 Company") using exchangeable shares of EGAC. Empire acquired 501 Company by issuing an additional 6,240,000 restricted shares of Empire in exchange for shares of EGAC held by the 501 Company. The substance of Empire's share issuance and the proposed reorganization is a transaction which results in 501 Company becoming a listed public entity through 501 Company's acquisition of Empire's net assets and 501 Company's recapitalization. While the balance sheet and the income statement are of Empire as a legal entity, the assets, liabilities, and dollar amounts attributed to share capital are those of 501 Company. Future Empire financial statements will present a continuation of 501 Company's business. Empire is accounting for this acquisition using the purchase method of accounting as if it had occurred at September 30, 2005 for these unaudited pro-forma consolidated financial statements. Empire has recorded the investment in 501 Canada, the issuance of shares and the accrual for transaction costs as if it had occurred at September 30, 2005.

        2) 501 Company maintains its books and records in Canadian dollars. Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date. Income and expense accounts are translated using an average exchange rate prevailing during each reporting period. No representation is made that the Canadian dollar could have been, or could be, converted into United States dollars at the rates on the respective dates and or at any other certain rates. Adjustments resulting from the translation are included in the accumulated other comprehensive income (loss) in stockholders' equity.

        3) The financial statements of Empire and 501 Company are prepared in accordance with accounting principles generally accepted in the United States of America.

EMPIRE GLOBAL CORP.
Notes to Pro-Forma Consolidated Financial Statements
September 30, 2005
(Stated in United States Dollars)
Unaudited

1.  Basis of Presentation (Cont'd)

    B) The pro-forma consolidated financial statements are based on the balance sheets of the following:

        1)  501 Company as at September 30, 2005 (unaudited)

        2)  Empire as at September 30, 2005 (unaudited)


    C) The pro-forma consolidated financial statements include the statement of operations for the following:

        1)  501 Company for the nine months ended September 30, 2005
            (unaudited).

        2)  Empire for the nine months ended September 30, 2005 (unaudited).


    D) The pro-forma consolidated balance sheet as at September 30, 2005 gives effect to the transactions as at September 30, 2005 and the pro-forma statement of operations for the nine months ended September 30, 2005 and year ended December 31, 2004 gives effect to the transactions as if they had taken place at the beginning of each period.


    E) The pro-forma consolidated financial statements are not necessarily indicative of the actual results that would have occurred had the proposed transactions occurred on the dates indicated and not necessarily indicative of future operations or financial position.


2.  Pro-Forma Adjustments

    Empire's issuance of 6,240,000 shares to 501 Company's shareholders in exchange for all of 501 Company's outstanding shares results in this transaction being accounted for as an acquisition of Empire's net assets by the 501 Company. Accordingly, the issuance of shares will be recorded by eliminating Empire's share capital and deficit, resulting in a net $2,615,772 increase to the pro forma share capital.

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